SCHEDULE 14A
                                 (Rule 14a-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14A INFORMATION

        Information Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ___)

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:

     [X]  Preliminary Information Statement
                                            [ ]  Confidential, for use of
                                                 the Commission only (as
                                                 permitted By Rule 14a-6(e)(2)).
     [ ]  Definitive proxy statement.
     [ ]  Definitive additional materials.
     [ ]  Soliciting material under Rule 14a-12.


                               RTIN HOLDINGS, INC.
                (Name of Registrant as Specified in its Charter)

    ________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):
     [X]  No fee required.
     [ ]  Fee  computed on table below per Exchange  Act Rules  14a-6(i)(1)  and
          0-11.
          1)   Title of each class of securities to which transaction applies:
          2)   Aggregate number of securities to which transaction applies:
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which filing fee is calculated and state how it was determined):
          4)   Proposed maximum aggregate value of transaction:
          5)   Total fee paid:
     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offering fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

          1)   Amount previously paid:
          2)   Form, Schedule or Registration Statement No.:
          3)   Filing Party:
          4)   Date Filed:


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                               RTIN HOLDINGS, INC.
                                 911 W. Loop 281
                                    Suite 408
                              Longview, Texas 75604


               SOLICITATION OF WRITTEN CONSENTS IN LIEU OF MEETING
                           Effective November 17, 2003


           Approximate date proxy material first sent to stockholders:
                                October 17, 2003

                     SOLICITATION BY THE BOARD OF DIRECTORS

     The written consent furnished herewith is solicited by the Board of Directors of RTIN Holdings, Inc. (the "Company"). We are making this solicitation by mail and in person or by telephone through our officers, directors and regular employees. We may make arrangements with brokerage houses or other custodians, nominees and fiduciaries to send proxy material to their principals. All expenses incurred in this solicitation of written consents will be paid by the Company.

     The written consent is being solicited to obtain the approval by a majority of the shareholders of the Company to amend the Company's Articles of Incorporation to (the "Amendment"):

     1. Increase the authorized capital from 35,000,000 shares consisting of 25,000,000 shares of Common Stock, $.01 par value per share, and 10,000,000 shares of Preferred Stock, $.10 par value per share, to 60,000,000 shares consisting of 50,000,000 shares of Common Stock, $.01 par value per share, and 10,000,000 shares of Preferred Stock, $.10 par value per share.

     2. To change the name of the Company from RTIN Holdings, Inc. to SafeScript Pharmacies, Inc.

                                CONSENTS REQUIRED

     The Articles of Incorporation may be amended with the written consent of two-thirds of the issued and outstanding Common Stock, $.01 par value per share (the "Common Stock"). As of October 13, 2003, the record date for determination of the shareholders entitled to submit written consents, there were 24,416,666 outstanding and entitled to vote on the Amendment. Each outstanding share of Common Stock is entitled to one vote on the Amendment. To be counted, a consent must be dated not more than 60 days after the first consent received by the Company. Failure to return a written consent before December 16, 2003 will have the same effect as returning a written consent on which you have marked your opposition to the adoption of the amendment.

                            REVOCABILITY OF CONSENTS,
                           NOTICE OF ACTION BY CONSENT
                             AND RIGHTS OF APPRAISAL

         Any written consent may be revoked at any time before the receipt by the Company of consents representing more than two-thirds of the outstanding shares of Common Stock. A shareholder may revoke his consent by notifying the Secretary of the Company in writing of the revocation at the address set forth above. The Company will provide all shareholders with written notice of the approval or failure of the proposed Amendments as soon as reasonably possible. The Texas Business Corporation Act does not provide for appraisal or other dissenters rights in connection with the Amendments.

                     VOTING SECURITIES AND OWNERSHIP THEREOF
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table lists the beneficial ownership of shares of the Company's Common Stock by (i) all persons and groups known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director and nominee, (iii) each person who held the office of Chief Executive Officer during the last fiscal year or at any time during the year ended December 31, 2002, (iv) the four highest compensated executive officers who were serving as executive officers on December 31, 2002 and received aggregate compensation during that year in excess of $100,000, and (v) all directors and officers as a group. Information with respect to officers, directors and their families is as of October 13, 2003 and is based on the books and records of the Company and information obtained from each individual. Information with respect to other stockholders is based upon the Schedule 13D or
Schedule 13G filed by such stockholders with the Securities and Exchange Commission. Unless otherwise stated, the business address of each individual or group is the same as the address of the Company's principal executive office.

                                        Amount and Nature
Name and Address of                       Of Beneficial             Percent Of
Individual or Group                         Ownership               Class (1)
-------------------                         ---------               ---------

5% STOCKHOLDERS

Peter S. Lynch
82 Devonshire Street, S4
Boston, Massachusetts 02109                  1,785,000                 7.20%

Laurence I. Solow
801 Rue Burgundy #213
Metairie, Louisiana 70005                    2,250,000                 9.20%

INDIVIDUAL DIRECTORS AND NOMINEES

Curtis A. Swanson
Chief Executive Officer
724 Roy Green Rd.
Longview, TX 75602
                                             1,062,297                 4.40%
Curtis Borman
#3 Borman Road
Longview, TX 75605
                                               185,959                   *
Larry Gilliam
P.O. Box 504
Gilmer, TX 75644                               114,833                   *

                                        Amount and Nature
Name and Address of                       Of Beneficial             Percent Of
Individual or Group                         Ownership               Class (1)
-------------------                         ---------               ---------

NON-DIRECTOR EXECUTIVE OFFICERS

Stanley L. Swanson
Retired Chief Executive Officer
705 S. Reserve St.
Missoula, MT 59804                           1,090,156                 4.46%

David W. Lee
Vice President - Technology
5400 Rustic Trail
Colleyville, TX 76034                           94,278 (2)               *

Steve Cavender
Chief Financial Officer
2801 Bill Owens Parkway #234
Longview, TX 75605                             106,000 (3)               *

Dale Barton
Vice President - Pharmacy Operations
3601 Cloverdale
Tyler, TX 75701                                105,000 (4)               *

ALL EXECUTIVE OFFICERS AS A GROUP

6 Persons                                    1,668,367 (5)             6.83%

_____________________

     *    Less than 1%.

     (1) Based on the number of shares outstanding as of the record date plus, with respect to any individual the number of shares with respect to which they had options or other rights to acquire within sixty (60) days after the record date of this meeting.

     (2) Includes 62,500 shares that may be acquired within 60 days as a result of the exercise of options.

     (3) Includes 106,000 shares that may be acquired within 60 days as a result of the exercise of options.

     (4) Includes 105,000 shares that may be acquired within 60 days as a result of the exercise of options.

     (5) Includes 273,500 shares that may be acquired within 60 days as a result of the exercises of options.


                   AMENDMENT TO THE ARTICLES OF INCORPORATION

     On September 29, 2003, our Board of Directors has approved the Amendments to our Articles of Incorporation (a) increasing our authorized capital to 60,000,000 shares of stock consisting of 50,000,000 shares of Common Stock, $.01 par value per share, and 10,000,000 shares of Preferred Stock, $.10 par value per share, and (b) changing our name to Safescript Pharmacies, Inc. A copy of the Certificate of Amendment to the Articles of Incorporation is included as an Appendix to this Solicitation of Written Consents.

     Our Board of Directors adopted the increase in authorized capital stock because we are presently limited to the issuance of no more than 25,000,000 shares of Common Stock. As of October 13, 2003 there were 24,416,666 shares of common stock outstanding. We believe that additional authorized shares will be necessary to raise investment funds necessary to continue the growth of our network of Safescript Pharmacies and to update and expand our Safe Med System. In addition, we intend to adopt certain compensation plans for our employees that will require the issuance of shares of Common Stock to attract and retain the personnel that we will need in the future to expand our business.

     Our Board of Directors adopted the change in our name to better reflect the business that is presently conducted by the Company. Our current name, RTIN Holdings, Inc., is a legacy of our previous business owning and operating restaurants and hospitality venues and does not inform customers, investors or other interested persons about the nature of our current operations. We have operated through the name "Safescript Pharmacies" since March 2002 and we believe that "Safescript Pharmacies" better reflects the current business of the Company.

     The Board of Directors unanimously recommends that the shareholders approve the Amendments by signing and returning a written consent as soon as possible.

                         POTENTIAL ANTI-TAKEOVER EFFECT
                              OF CERTAIN PROVISIONS

     Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels which are higher than would otherwise be the case. Certain provisions of our Restated Articles of Incorporation may discourage such purchases, particularly those of less than all of the outstanding capital stock, and may thereby deprive stockholders of an opportunity to sell their stock at a temporarily higher price. These provisions may therefore decrease the likelihood that a tender offer will be made, and, if made, will be successful. As a result, the provisions may adversely affect those stockholders who would desire to participate in a tender offer. These provisions may also serve to insulate incumbent management from change and to discourage not only sudden or hostile takeover attempts, but also any attempts to acquire control which are not approved by the board of directors, whether or not stockholders deem such transactions to be in their best interests.

     The following discussion summarizes the reasons for, and the operation and effects of, certain provisions in our Restated Articles of Incorporation which management has identified as potentially having an anti-takeover effect. It is not intended to be a complete description of all potential anti-takeover effects, and it is qualified in its entirety by reference to our Restated Articles of Incorporation and bylaws.

     Authorized Shares of Common Stock. After the effective date of the amendment to our Articles of Incorporation we will be authorized to issue up to 50,000,000 shares of Common Stock, of which only approximately 24,416,666 will be outstanding. The remaining shares of our Common Stock could be issued without the prior approval of the stockholders to friendly investors in the event of an attempted acquisition that has not been approved by the Board of Directors or could be reserved for issuance in connection with a stockholder rights plan or other anti-takeover plan. The existence of a large number of authorized and unissued shares of Common Stock may discourage any person from making an unsolicited attempt to gain control of the Company.

     Authorized Shares of Preferred Stock. Our Articles of Incorporation currently authorize the issuance of up to 10,000,000 shares of serial Preferred Stock, none of which are presently outstanding. The Preferred Stock may be issued by the Board of Directors without any action on the part of the stockholders. Shares of our serial Preferred Stock with voting rights could be issued and would then represent an additional class of stock required to approve any proposed acquisition. The existence of a large number of authorized and unissued shares of Preferred Stock may discourage any person from making an unsolicited attempt to gain control of the Company.

                STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

     Stockholders may submit proposals for the 2004 Annual Meeting by sending such proposals to the attention of the Secretary. In order to be considered for inclusion in the proxy statement for the 2004 Annual Meeting, such proposals should be received by the Company on or before November 13, 2003. Any matter to be brought before the 2004 Annual Meeting must be received by the Company before January 27, 2004 to be considered timely and properly before such meeting.


                                             By Order of the Board of Directors,


                                             Lawrence E. Wilson
                                             Secretary

Dated:   Longview, Texas
         October 17, 2003

                                   APPENDIX A


                              ARTICLES OF AMENDMENT

        First Amendment to the First Corrected Articles of Incorporation
                                       of
                               RTIN Holdings, Inc.
                  (f/k/a Restaurant Teams International, Inc.)

         Pursuant to Section 4.04 of the Texas Business Corporation Act


                                 Article I -Name

The name of the Corporation is RTIN Holdings, Inc.

                           Article II - Change of Name

The amendment changes the Articles of Incorporation to change the name of the Corporation by amending Article One of the Articles of Incorporation to read as follows in its entirety:


     The name of the Corporation is Safescript Pharmacies, Inc.

                  Article III - Increase in Authorized Capital

The amendment changes the authorized capital of the Corporation by amending Article Four of the Articles of Incorporation to read as follows in its entirety:

     The aggregate number of shares which the Corporation shall have authority to issue is fifty million (60,000,000) shares, consisting of fifty million (50,000,000) shares of Common Stock, par value $0.01 per share, and ten million (10,000,000) shares of Preferred Stock, par value $0.10 per share.

     The Preferred Stock may be issued from time to time in one or more series. The terms of a series, including all rights and preferences, shall be as specified in the resolution or resolutions adopted by the Board of Directors designating such series, which resolution or resolutions the Board of Directors is hereby expressly authorized to adopt. Such resolution or resolutions with respect to a series shall specify all or such of the rights or preferences of such series as the Board of Directors shall determine, including the following, if applicable: (a) the number of shares to constitute such series and the distinctive designation thereof; (b) the dividend or manner for determining the dividend payable with respect to the shares of such series and the date or dates from which dividends shall accrue, whether such dividends shall be cumulative, and, if cumulative, the date or dates from which dividends shall accumulate and whether the shares in such series shall be entitled to preference or priority over any other series of stock of the Corporation with respect to payment of dividends;
     (c) the terms and conditions, including price or a manner for determining the price, of redemption, if any, of the shares of such series; (d) the terms and conditions of a retirement or sinking fund, if any, for the purchase or redemption of the shares of such series; (e) the amount which the shares of such series shall be entitled to receive, if any, in the event of any liquidation, dissolution or winding up of the Corporation and whether such shares shall be entitled to a preference or priority over shares of another class or series with respect to amounts received in connection with any liquidation, dissolution or winding up of the Corporation; (f) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or any other series of the same or any other class or classes of stock, of the Corporation and the terms and conditions of any such conversion or exchange; (g) the voting rights, if any, of shares of stock of such series in addition to those granted herein; (h) the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to the Corporation upon conversion; (i) the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation or any subsidiary, of any other series of stock of the Corporation ranking junior to such shares as to dividends or upon liquidation; (j) the conditions, if any, on the creation of indebtedness of the Corporation, or any subsidiary; and (k) such other preferences, rights, restrictions and qualifications as the Board of Directors may determine.

     Except as otherwise provided in any resolution or resolutions adopted by the Board of Directors providing for the issuance of a series of Preferred Stock, the Common Stock shall (a) have the exclusive voting power of the Corporation; (b) entitle the holders thereof to the voting right described herein at all meetings of the stockholders of the Corporation; (c) entitle the holders to share ratably, without preference over any other shares of the Corporation in all assets of the Corporation in the event of any dissolution, liquidation or winding up of the Corporation; and (d) entitle the record holders thereof on such record dates as are determined, from time to time, by the Board of Directors to receive such dividends, if any, if, as and when declared by the Board of Directors

                          Article IV - Date of Adoption

The date of the adoption of the foregoing amendments by the shareholders of the Corporation is November 17, 2003.


                        Article V - Statement of Approval

The amendments to the Articles of Incorporation have been approved in the manner required by the Texas Business Corporation Act and by the constituent documents of the Corporation.


                           Article VI - Effective Date

This document shall become effective when it is filed by the Secretary of State of the State of Texas.

                                    Signature

The undersigned signs this document subject to the penalties imposed by law for the submission of a false or fraudulent document.





                                                    ____________________________
                                                    Curtis A. Swanson, President